Exhibit 99.1

NEWS RELEASE

Contact:

William Kent, Director, Investor Relations

303-991-5070

STORM CAT ENERGY CORPORATION ANNOUNCES

PRESIDENT AND CEO SCOTT ZIMMERMAN ON ADMINISTRATIVE LEAVE

DENVER and CALGARY — March 9, 2007 — Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today announced that effective immediately President and CEO J. Scott Zimmerman has taken administrative leave from the Company for personal reasons.  Also effective immediately, Storm Cat Energy Corporation’s Board of Directors appointed the Company’s Chief Operating Officer Keith Knapstad as acting President and CEO of Storm Cat.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, exploitation and development acreage in Canada and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”